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                                                                    EXHIBIT 4.13

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                              COMMON STOCK WARRANT

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THE WARRANT REPRESENTED BY THIS CERTIFICATE AND THE UNDERLYING SHARES OF COMMON
STOCK OF OBJECTIVE COMMUNICATIONS, INC. HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED UNLESS THE REGISTRATION PROVISIONS OF SUCH ACT AND LAWS HAVE BEEN COMPLIED WITH OR UNLESS THE AVAILABILITY OF AN EXEMPTION FROM SUCH REGISTRATION PROVISIONS IS CONFIRMED TO THE SATISFACTION OF OBJECTIVE COMMUNICATIONS, INC.

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                         OBJECTIVE COMMUNICATIONS, INC.
                              COMMON STOCK WARRANT

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         This is to certify that, for value received, Shaw Pittman Potts &
Trowbridge ("Shaw Pittman") or any subsequent permitted transferee of the Warrant (together with Shaw Pittman, a "Holder"), is entitled to purchase, on or before the time specified below and upon and subject to the terms and conditions hereinafter set forth, forty thousand (40,000) shares of the common stock, par value $.01 per share (the "Common Stock"), of Objective Communications, Inc., a Delaware corporation (the "Company"), at a purchase price of $2.656 per share (the "Purchase Price"), upon presentation of this Warrant and payment of the Purchase Price, by cash, certified check or wire transfer made payable to or directed to the account of the Company.

         1. This Warrant may be exercised in whole or in part at any time, or from time to time, from the date of issuance until its termination date (the "Termination Date"), which shall be the earlier of: (1) the date that is five years from the date of issuance; or (2) the occurrence of a Triggering Event (as hereinafter defined), by presentation to the Company of a Subscription in the form attached hereto as Exhibit A and incorporated herein by reference. For purposes of this Warrant, a "Triggering Event" shall mean (i) the merger of the Company with another entity if the Company is not the surviving entity in such merger; or (ii) the sale of all or substantially all of the assets of the Company. The Company shall give each Holder not less than 20 days notice of a Triggering Event; provided, however, that prior to giving any notice pursuant to this Warrant, the Holder acknowledges and agrees that the Company may require the Holder to enter into a confidentiality agreement with respect to any confidential or proprietary information that may be disclosed to it in connection with or relating to the Triggering Event and that, if the Holder fails to enter into such confidentiality agreement, then the Company shall be relieved of its obligation to give the notice contemplated by this Warrant with respect to such Triggering Event without breach of this Warrant. This Warrant shall be null and void after the Termination Date.


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         2. The Holder hereby represents and warrants to the Company, as of the date of this Warrant and on any subsequent date on which this Warrant is exercised, in whole or in part, as follows:

         (a) The Holder is an "accredited investor" (as defined in Rule 501 of Regulation D promulgated under the Securities Act) and has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the Warrants and the shares of Common Stock of the Company that may be purchased upon exercise of this Warrant (the "Warrant Shares"). The Holder is purchasing this Warrant and the Warrant Shares for its own account and not with a view to distribution and the Holder has no present intention or arrangement to sell the Warrant or the Warrant Shares, as the case may be, to or through any person or entity. The Holder understands that this Warrant and the Warrant Shares, as applicable, must be held indefinitely unless such securities are subsequently registered under the Securities Act, or an exemption therefrom is available. The Holder is aware of the provisions of Regulation D and Rule 144 promulgated under the Securities Act.

         (b) The Holder understands and acknowledges that neither this Warrant or the Warrant Shares have been registered under the Securities Act, that this Warrant and the Warrant Shares, as applicable, are being offered and sold to it in reliance on the exemption provided by Section 4(2) of the Securities Act and Regulation D promulgated thereunder and that the Company is relying on the truth and accuracy of the representations, warranties, agreements, acknowledgements and understandings of the Subscriber set forth in this Warrant in order to determine the availability of such provisions. The Holder acknowledges that it has been informed by the Company of, or is otherwise familiar with, the nature of the limitations imposed by the Securities Act and the rules and regulations thereunder relating to the transfer of securities.

     3. No Holder may sell or otherwise transfer this Warrant or any Warrant Shares unless such securities are subsequently registered under the Securities Act and applicable state securities laws, or an exemption therefrom is available. Any attempt to transfer this Warrant, any unregistered Warrant Shares, or any interest in either this Warrant or the Warrant Shares, or to subject any of the foregoing to execution, attachment or similar process, contrary to the foregoing provisions shall be void and shall cause this Warrant to terminate immediately and automatically without any action by the Company.

     4. In case the Company shall at any time after the date this Warrant is first issued (i) declare a dividend on the outstanding Common Stock payable in shares of its Common Stock, (ii) subdivide the outstanding Common Stock, or
(iii) combine the outstanding Common Stock into a smaller number of shares, then, in each case, the Purchase Price per share and the number of Warrant Shares issuable upon exercise of this Warrant, in effect at the time of the record date for such dividend or the effective date of such subdivision, or combination, shall be proportionately adjusted so that the Holder after such time shall be entitled to receive the aggregate number and kind of shares for such consideration which, if such Warrant had been exercised immediately prior to such time at the then-current Purchase Price per share, it would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, or combination. Such adjustment shall be made successively whenever any event listed above shall occur.


Shaw Pittman Potts & Trowbridge Warrant             - 2 -      January 22, 1999

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     5. The Company shall not be required to issue fractions of shares of Common
Stock upon exercise of this Warrant. If any fraction of a share would be issuable on the exercise of this Warrant, then, upon exercise of this Warrant, the fraction shall be rounded up or down to the nearest whole number of shares and the Company shall issue to the Holder such whole number of shares to which the fraction is rounded.

     6. This Warrant shall not entitle Holder to any of the rights of a stockholder of the Company. In the absence of affirmative action by Holder to purchase shares of the Company's Common Stock pursuant to this Warrant, no provision hereof shall give rise to any liability of Holder for the Purchase Price or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company. Upon exercise of this Warrant, Holder shall have all of the rights and obligations of holders of the Company's Common Stock.

     7. This Warrant shall be governed by, and construed and enforced in accordance with, the laws of the State of New Hampshire, without reference to conflict of laws principles. The Holder hereby consents to the personal jurisdiction of the federal and state courts of the State of New Hampshire, which will be the exclusive forum for all disputes arising under or in connection with this Warrant. The provisions of this Warrant may be modified, waived, discharged or terminated only by an instrument in writing executed by the party against which enforcement of the same is sought.

Date:  January 22, 1999

ATTEST:                                    OBJECTIVE COMMUNICATIONS, INC.
                                           A DELAWARE CORPORATION

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Robert H. Emery                            James F. Bunker
Secretary                                  President and Chief Executive Officer

[Corporate Seal]



Shaw Pittman Potts & Trowbridge Warrant             - 3 -      January 22, 1999
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                                  EXHIBIT A TO
                         OBJECTIVE COMMUNICATIONS, INC.
                              COMMON STOCK WARRANT

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                              FORM OF SUBSCRIPTION
                  (TO BE EXECUTED ONLY ON EXERCISE OF WARRANT)

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Objective Communications, Inc.
50 International Drive
Portsmouth, New Hampshire 03801

         The undersigned, the registered holder of the enclosed Warrant, hereby irrevocably elects to exercise such Warrant to purchase thereunder ___________________________ (_______) shares of the common stock, par value $.01 per share, of Objective Communications, Inc. and herewith makes payment of

_________________________________________________________________($____________)
therefore, and requests that the certificate(s) for such shares be issued to ______________ ___________________________________________________________, and
be delivered to ___________________________________________________________,
whose address is __________________________________________________________. The
undersigned holder hereby reaffirms the truth and accuracy of the representations and warranties of the holder set forth in the Warrant.

         If this subscription represents only a portion of the shares eligible to be purchased under the Warrant, the undersigned requests that a new Warrant for the remaining shares be issued to the undersigned.

Signed:
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         (Signature must conform in all respects to the name
         of the registered holder as specified on the face of the Warrant.)

Address:
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Dated:
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Shaw Pittman Potts & Trowbridge Warrant             - 4 -      January 22, 1999